Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 18, 2009, with respect to the financial statements and supplemental schedule of ITW Savings and Investment Plan on Form 11-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Illinois Tool Works Inc. on Form S-8 (File No. 333-105731, effective May 30, 2003).

By: /s/ Grant Thornton LLP

Chicago, Illinois

June 18, 2009